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                                                                    Exhibit 99.1

                             CAUTIONARY STATEMENTS


     Information provided by the Company from time to time may contain certain "forward-looking" information as that term is defined by the Private Securities Litigation Reform Act of 1995 ("Act"). These Cautionary Statements are being made pursuant to the provisions of the Act and with the intention of obtaining the benefits of the "safe harbor" provisions of the Act. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. Moreover, the Company wishes to caution investors that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause the Company's actual results, including its financial condition, results of operations and liquidity, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company:


     - The Company derives a substantial portion of its net operating revenues from third-party payors, including the Medicare and Medicaid programs. Such programs are highly regulated and subject to frequent and substantial changes. The recently enacted Balanced Budget Act of 1997 (the "Budget Act") is intended to reduce Medicare payments by $115 billion over the next five years and makes extensive changes in the Medicare and Medicaid programs. In addition, private payors, including managed care payors, increasingly are demanding discounted fee structures and the assumption by healthcare providers of all or a portion of the financial risk. Efforts to impose greater discounts and more stringent cost controls by private payors are expected to continue. There can be no assurances that adequate reimbursement levels will continue to be available for services provided by the Company which are currently being reimbursed by Medicare, Medicaid or private payors. Significant limits on the scope of services reimbursed and on reimbursement rates and fees could have a material adverse effect on the Company's financial condition, results of operations and liquidity.


     - The healthcare industry is subject to extensive federal, state and local regulation including, but not limited to, regulations relating to licensure, conduct of operations, ownership of facilities, addition of facilities, services and prices for services. In particular, Medicare and Medicaid antikickback, antifraud and abuse amendments codified under Section 1128(B)(b) of the Social Security Act (the "Antikickback Amendments") prohibit certain business practices and relationships that might affect the provisions and cost of healthcare services reimbursable under Medicare and Medicaid, including the payment or receipt of remuneration for the referral of patients whose care will be paid by Medicare or other governmental programs. Sanctions for violating the Antikickback Amendments include criminal penalties and civil sanctions, including fines and possible exclusion from government programs such as the Medicare and Medicaid programs.

     Pursuant to the Medicare and Medicaid Patient and Program Protection Act of 1987, the Department of Health and Human Services has issued regulations that describe some of the conduct and business relationships permissible under the Antikickback Amendments ("Safe Harbors"). The fact that a given business arrangement does not fall within a Safe Harbor does not render the
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arrangement per se illegal.  Business arrangements of healthcare service providers that fail to satisfy the applicable Safe Harbors criteria, however, risk increased scrutiny and possible sanctions by enforcement authorities.

     The Health Insurance Portability and Accountability Act of 1997, which became effective January 1, 1997, amends, among other things, Title XI (42 U.S.C. 1301 et seq.) to broaden the scope of current fraud and abuse laws to include all health plans, whether or not they are reimbursed under federal programs.

     In addition, Section 1877 of the Social Security Act, which restricts referrals by physicians of Medicare and other government-program patients to providers of a broad range of designated health services with which they have ownership or certain other financial arrangements, was amended effective January 1, 1995, to significantly broaden the scope of prohibited physician referrals under the Medicare and Medicaid programs to providers with which they have ownership or certain other financial arrangements (the "Self-Referral Prohibitions"). Many states have adopted or are considering similar legislative proposals, some of which extend beyond the Medicaid program to prohibit the payment or receipt of remuneration for the referral of patients and physician self-referrals regardless of the source of the payment for the care. These laws and regulations are extremely complex and the industry has the benefit of little judicial or regulatory interpretation. The Company does not believe its arrangements are in violation of the Self-Referral Prohibitions. There can be no assurance, however, that governmental officials charged with responsibility for enforcing the provisions of the Self-Referral Prohibitions will not assert that one or more of the Company's arrangements is in violation of such provisions.

     The Budget Act also provides a number of new antifraud and abuse provisions. The Budget Act contains new civil monetary penalties for violations of the Antikickback Amendments and imposes an affirmative duty on providers to insure that they do not employ or contract with persons excluded from the Medicare program. The Budget Act also provides a minimum ten year period for exclusion from participation in federal healthcare programs for persons convicted of a prior healthcare offense.

     Some states require state approval for development and expansion of healthcare facilities and services, including findings of need for additional or expanded healthcare facilities or services. Certificates of Need ("CON"), which are issued by governmental agencies with jurisdiction over healthcare facilities, are at times required for expansion of existing facilities, construction of new facilities, addition of beds, acquisition of major items of equipment or introduction of new services. The Company operates hospitals in several states that require state approval for the expansion of its facilities and services under CON programs. There can be no assurance that the Company will be able to obtain a CON for any or all future projects. If the Company is unable to obtain the requisite CON, its growth and business could be adversely affected.

     The Company is unable to predict the future course of federal, state and local regulation or legislation, including Medicare and Medicaid statutes and regulations. Changes in the regulatory framework could have a material adverse effect on the Company's financial condition and results of operations.
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     -  Healthcare is one of the largest industries in the United States and continues to attract much legislative interest and public attention. The Budget Act, enacted in August 1997, contains extensive changes to the Medicare and Medicaid programs intended to reduce payments under those programs by $115 billion and $13 billion, respectively, over the next five years. Under the Budget Act, annual growth rates for Medicare were reduced from over 10% to approximately 7.5% for the next five years based on specific program baseline projections from the last five years. Virtually all spending reductions will come from providers and changes in program components. The Budget Act affects reimbursement systems for each of the Company's operating units.

     The Budget Act will reduce payments to many of the Company's facilities, including, but not limited to, payments made to the Company's hospitals, by reducing incentive payments pursuant to the Tax Equity and Fiscal Responsibility Act of 1982 (TEFRA), reducing allowable costs for capital expenditures and bad debts and reducing payments for services to patients transferred from a prospective payment system hospital. The Budget Act also requires the establishment of a prospective payment system for nursing centers for cost reporting periods beginning on or after July 1, 1998. During the first three years, the per diem rates for nursing centers will be based on a blend of facility-specific costs and federal costs. Thereafter, the per diem rates will be based solely on federal costs. The rates for such services have not been established or published. The prospective payment system also will cover ancillary services provided to nursing center patients under the Company's Vencare contract services business. The Budget Act also requires the establishment of an interim prospective payment system for home health services for cost reporting periods beginning on or after October 1, 1997. The interim system will establish per visit limits and per beneficiary annual limits. A permanent prospective payment system for home health services will be established by October 1, 1999.

     In March 1997, the Health Care Financing Administration ("HCFA") issued a proposed rule to change Medicare reimbursement guidelines for therapy services provided by the Company (including the rehabilitation contract therapy business acquired as part of the acquisition of TheraTx, Incorporated.) Under the proposed rule, HCFA would revise the current salary equivalency guidelines for speech and occupational therapy services. The proposed guidelines are based on a blend of data from wage rates for hospitals and nursing facilities, and include salary, fringe benefit and expense factors. Rates are defined by specific geographic market areas, based upon a modified version of the hospital wage index. HCFA is considering comments but has not issued a final rule at this time. The Company cannot predict when the final regulation will be issued or if changes will be made to the proposed guidelines.
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     There also continue to be state legislative proposals that would impose more limitations on government and private payments to providers of healthcare services such as the Company. Many states have enacted or are considering enacting measures that are designed to reduce their Medicaid expenditures and to make certain changes to private healthcare insurance. Some states also are considering regulatory changes that include a moratorium on the designation of additional long-term care hospitals and changes in the Medicaid reimbursement system for long-term care hospitals. There are also a number of legislative proposals including cost caps and the establishment of Medicaid prospective payment systems for nursing centers. Moreover, by repealing the Boren Amendment, the Budget Act eases the restrictions on the states' ability to reduce their Medicaid reimbursement levels.

     There can be no assurance that the Budget Act, proposed salary equivalency rates, future healthcare legislation or other changes in the administration or interpretation of governmental healthcare programs will not have a material adverse effect on the Company's financial condition, results of operations and liquidity.


     - There can be no assurance that the Company will be able to continue its growth or be able to successfully implement its strategy to develop long-term healthcare networks, including through acquisitions. There can be no assurance that suitable acquisitions, for which other healthcare companies (including those with greater financial resources than the Company) may be competing, can be accomplished on terms favorable to the Company or that financing, if necessary, can be obtained for such acquisitions. The Company may not be able to effectively and profitably integrate the operations of acquired entities or otherwise achieve the intended benefits of such acquisitions. In addition, unforeseen expenses, difficulties, complications or delays may be encountered in connection with the expansion of operations, which could inhibit the Company's growth.


     - The healthcare services industry is highly competitive. The Company faces competition from general acute care hospitals and general long-term care hospitals which provide services comparable to those offered by the Company's hospitals. Many general acute care hospitals are larger and more established than the Company's hospitals. Certain hospitals that compete with the Company's hospitals are operated by not-for-profit, nontaxpaying or governmental agencies, which can finance capital expenditures on a tax-exempt basis, and which receive funds and charitable contributions unavailable to the Company's hospitals. Management believes that the Company may experience increased competition from existing hospitals as well as hospitals converted to specialized care facilities and long-term hospitals located within general acute care hospitals. The Company's nursing centers compete on a local and regional basis with other nursing centers, and competition also exists for the Vencare health services program. Management also expects that the Company will continue to compete with other healthcare companies for hospital and other healthcare acquisitions.